UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2007

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 8216 6688

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

AsiaInfo Holdings, Inc. (the “Company”) will be making presentations to the investment community in a few conferences or meetings, starting from April 30, 2007, at which Steve Zhang, the Company’s Chief Executive Officer, or other representatives of the Company will be presenting. The presentation slides for use by the Company in conjunction with these presentations is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The presentation slides include statements intended as “forward-looking statements,” which are subject to the cautionary statement about forward-looking statements set forth therein. Certain of the slides set forth in Exhibit 99.1 also contain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included to the extent available without unreasonable effort.

The presentation slides also will be posted on the Company’s website at www.asiainfo.com.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description
99.1	Presentation Material of AsiaInfo Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: April 30, 2007	By:	/s/ Eileen Chu
	Name:	Eileen Chu
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Presentation Material of AsiaInfo Holdings, Inc.